Exhibit 10.14

FIRST ADDENDUM TO THE CONSULTANCY AGREEMENT

This First Addendum to the Consultancy Agreement (the “Addendum”) is entered by and between:

P.V. NanoCell Ltd., with head office located at 8 Ha' Masger St., Migdal Ha’Emek 23100, P.O. Box 236, Israel ("PV"); and

Dolev Bar-Guy Consulting and Management Ltd., with head office located at 7 Bialik Street, Zichron Ya'akov, Israel. A company fully owned by Dr. Fernando de la Vega (the “Company”).

WHEREAS	the above parties have executed that certain Consultancy Agreement, effective as of September 9, 2009 (the “Consultancy Agreement”); and

WHEREAS	the parties wish to amend certain provisions of the Consultancy Agreement as further detailed herein.

NOW, THEREFORE, the parties agree as follows:

1.	The preamble hereto constitutes an integral and binding part of this Addendum. All capitalized terms not otherwise defined in this Addendum shall have the meaning ascribed to them in the Agreement. All other sections of the Agreement, if not amended herein, shall remain in full force and effect.

2.	The parties agree to amend and restate Section 4 to the Consultancy Agreement effective retroactive to August 1st 2011 to read as follows:

4.	Period of the Agreement

4.1	This Agreement is made for an undefined term. Each party may, at any time, terminate this Agreement by a 30 days prior written notice to the other party.

4.2	Each party may terminate this Agreement if the other party commits a breach of the Agreement and does not cure such breach within 14 days after receipt of a written notice from the injured part.

4.3	Except as provided in Paragraph 4 above or by law, termination of this Agreement is without liability of PV for any claims or payments beyond those earned or accrued in the course of the engagement hereunder; and the Company hereby waives any and all such claims towards PV, its Affiliates and any other third party.

3.	This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

And in Witness, the parties sign this Agreement on this 9th day of April 2013.

Dolev Bar-Guy Consulting and Management Ltd.	P.V. NanoCell Ltd.

I, the undersigned, hereby confirm that I have read this Addendum, that its content is acceptable to me and that I will act in accordance with its terms.

Dr. Fernando de la Vega